Exhibit 10.2


                 CONSENT AND AMENDMENT TO INTERCOMPANY AGREEMENT


          CONSENT AND AMENDMENT dated August 31, 2001 to the Intercompany Agreement dated as of June 9, 1997, by and among, SANTA FE INTERNATIONAL CORPORATION ("SFIC"), SFIC HOLDINGS (CAYMAN), INC. ("SFIC Holdings") and KUWAIT PETROLEUM CORPORATION ("KPC"), as amended by the Amendment dated effective as of December 26, 2000 (the "Agreement");

          WHEREAS, SFIC has entered into an Agreement and Plan of Merger among SFIC, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. dated as of August 31, 2001 (the "Merger Agreement") providing for the merger of Global Marine Inc. with an indirect wholly owned subsidiary of SFIC (the "Merger");

          WHEREAS, in connection with the Merger Agreement, SFIC Holdings has entered into a Shareholder Agreement dated as of August 31, 2001 with Global Marine Inc. (the "Shareholder Agreement"), pursuant to which, subject to the terms and conditions thereof, SFIC Holdings has agreed to vote its Ordinary Shares in SFIC in favor of the approval of the transactions contemplated by the Merger Agreement;

          WHEREAS, pursuant to Section 3.1 of the Agreement, the prior consent of SFIC Holdings is required to consummate the Merger and SFIC Holdings desires to grant such consent; and

          WHEREAS, the parties to the Agreement desire to amend it in the manner specified herein;

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties hereto agree as follows:

          SECTION 1. Definitions. It is acknowledged and agreed that the definitions contained in ARTICLE I of the Agreement or otherwise referenced in the Agreement are incorporated herein.

          SECTION 2. Amendments. The parties to the Agreement have agreed to amend the Agreement, effective as of immediately prior to the consummation of the Merger, as set forth below:

          (a) Section 1.1 of the Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

                "Board" means the board of directors of SFIC.

                "Director" means a member of the Board.

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                "Effective Time" means the effective time of the merger
          contemplated by the Merger Agreement.

                "Independent Director" means a Director who is not a current or former, (i) director, officer, employee or Affiliate of any member of the KPC Affiliated Group or (ii) officer or employee of SFIC or any of its Subsidiaries.

                "Merger Agreement" means the Agreement and Plan of Merger among SFIC, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. dated as of August 31, 2001.

                "Specified Period" means the period of time commencing at the Effective Time and terminating upon the later of the date on which the members of the KPC Affiliated Group shall cease to own, in the aggregate, at least ten percent (10%), (i) of the voting power of the Outstanding Voting Stock or (ii) of all the Outstanding Ordinary Shares.

          (b) Article III of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                                  "ARTICLE III

                              CORPORATE GOVERNANCE

                SECTION 3.1. Initial Board Representation. As of the Effective Time, SFIC will exercise all authority under applicable law to cause to be designated and appointed any three individuals designated by SFIC Holdings (the "KPC Designees") as directors of SFIC in accordance with this Agreement. Any individuals identified on Schedule A hereto (the "Identified Individuals") who are not so designated by SFIC Holdings shall resign as of the Effective Time and SFIC Holdings shall cause such Identified Individuals to resign as of the Effective Time.

                SECTION 3.2. Continuing Board Representation. (a) For so long as members of the KPC Affiliated Group own, in the aggregate, at least four percent (4%), (i) of the voting power of Outstanding Voting Stock, or (ii) of all the Outstanding Ordinary Shares, SFIC shall, subject to Section 3.5, the next succeeding sentence of this Section 3.2(a) and the Companies Law (2001 Second Revision) of the Cayman Islands, exercise all authority under applicable law to cause any slate of Directors presented to the shareholders of SFIC for election to the Board to consist of such nominees that, if elected, would result in a Board that includes KPC Designees such that, after giving effect to the election of such KPC Designees to the Board, the number of KPC Designees then serving as Directors shall equal the product (rounded up to the nearest whole number) of (i) the total number of Directors constituting the whole Board, multiplied by (ii) the KPC Ownership

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           Percentage on the date such slate of Directors is presented to the shareholders of SFIC. As used herein, the "KPC Ownership Percentage" means, (i) as of any date on and after the date any member of the KPC Affiliated Group has sold or otherwise disposed of any Outstanding Voting Stock (the "Disposition Date") the percentage of the voting power of all Outstanding Voting Stock represented by shares of Outstanding Voting Stock which are owned by members of the KPC Affiliated Group on such date, which shares were also owned on the date of the Merger Agreement by members of the KPC Affiliated Group, and (ii) as of any date prior to the Disposition Date, the percentage of the voting power of all Outstanding Voting Stock immediately following the Effective Time represented by shares of Outstanding Voting Stock which are owned by members of the KPC Affiliated Group on such date, which shares were also owned immediately following the Effective Time by members of the KPC Affiliated Group. Notwithstanding anything to the contrary in the foregoing, it is understood and agreed that, as long as SFIC Holdings has the right pursuant to the first sentence of this Section 3.2(a) to designate a Director, the number of KPC Designees entitled to be nominated for election to the Board pursuant to the first sentence of this Section 3.2(a) shall be not less than (i) three until such time as the KPC Ownership Percentage is reduced to less than 12.5% and equal to or greater than 7.5%, at which time the number of KPC Designees entitled to be so nominated shall be reduced from three to two, (ii) two until such time as the KPC Ownership Percentage is reduced to less than 7.5% and equal to or greater than 4%, at which time the number of KPC Designees entitled to be so nominated shall be reduced from two to one and (iii) one until such time as the KPC Ownership Percentage is reduced to less than 4%, at which time no KPC Designees shall be entitled to be nominated.

                (b)   As long as SFIC Holdings has the right, pursuant to
           Section 3.2(a), to designate more than one Director, to the extent possible, each KPC Designee shall be elected or designated to different classes.

                SECTION 3.3. Resignations and Replacements. (a) As long as SFIC Holdings has the right pursuant to the first sentence of Section 3.2(a) to designate a Director, subject to Section 3.2, Section 3.3(b), and Section 3.5, if a KPC Designee ceases to serve as a Director for any reason, SFIC shall exercise all authority under applicable law to cause the vacancy created by such Director ceasing to serve to be filled by the affirmative vote of a majority of the remaining Directors then in office, through the appointment of another KPC Designee.

                (b) In the event that, on the date of any election of Directors by shareholders of SFIC, (A)(i) the KPC Ownership Percentage is less than 12.5% and equal to or greater than 7.5% and
           (ii) the aggregate number of KPC Designees on the Board on such date (immediately prior to such election) exceeds two, then the number of KPC Designees on the Board

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


           exceeding two shall be deemed to have resigned effective as of such date (immediately prior to such election) such that the remaining number of KPC Designees is two, and (B)(i) the KPC Ownership Percentage is less than 7.5% and (ii) the aggregate number of KPC Designees on the Board on such date (immediately prior to such election) exceeds one, then the number of KPC Designees on the Board exceeding one shall be deemed to have resigned effective as of such date (immediately prior to such election) such that the remaining number of KPC Designees is one, and, in each case, SFIC Holdings shall take all action to promptly designate the KPC Designee(s) required to resign and effect such resignation.

                SECTION 3.4. Committees. As long as SFIC Holdings has the right, pursuant to the first sentence of Section 3.2(a), to designate a Director, SFIC Holdings shall have the right, by notice in writing to the Board of Directors, to appoint one KPC Designee on the Board of Directors to serve as a member of each committee of the Board including, (i) the Executive Committee, (ii) the Compensation Committee, (iii) the Nominating and Governance Committee, and (iv) the Audit Committee; provided, however, that if any applicable law or regulation of the New York Stock Exchange shall prohibit the Board from appointing a KPC Designee who is not an Independent Director to serve on any committee, at any time at which there is no KPC Designee who is an Independent Director, SFIC Holdings shall not be permitted to appoint any KPC Designee to serve on such committee.

           SECTION 3.5. Approval of Director Nominees. Each KPC Designee shall be reasonably acceptable to SFIC.

           SECTION 3.6. SFIC Holdings' Consent. (a) During the Specified Period, SFIC shall not permit to occur, in each case, without obtaining the prior consent of SFIC Holdings pursuant to Section 3.6(b) hereof (i) the reincorporation or organization of any existing Subsidiary of SFIC or the incorporation or organization of any new Subsidiary of SFIC in any jurisdiction (other than, in the case of existing Subsidiaries, in the jurisdiction in which it is then incorporated or under which laws it is then organized), in a manner materially adversely affecting the rights or interest of any member of the KPC Affiliated Group or (ii) the reincorporation or organization of SFIC in a jurisdiction other than in the jurisdiction in which it is then incorporated or under which laws it is then organized.

           (b) Method of Giving Consent. As soon as practicable following a determination to undertake the action specified in Section 3.6(a) hereof, SFIC shall give SFIC Holdings written notice of the proposed action, which notice shall set forth in reasonable detail the terms of the proposed action, including without limitation, as applicable, the parties to the action, the intended timing of the action, the amount of consideration and assets involved and such other terms as may be relevant to SFIC Holdings' decision whether to consent to the proposed action. Within 30 calendar days after SFIC Holdings receives such notice, SFIC Holdings shall give SFIC written notice of its consent or withholding of consent to the action specified in the notice. In the event that SFIC Holdings fails to deliver to SFIC during such 30-day period a written notice indicating its withholding of consent to the proposed action, SFIC

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

Holdings shall be deemed to have consented to such action. For purposes of this
Section 3.6(b), (i) notices shall be given by personal delivery, confirmed facsimile or overnight courier in accordance with this Agreement, and (ii) any notice required to be given by SFIC Holdings may be signed by any director or authorized officer of SFIC Holdings (and need not be preceded by a resolution of the board of directors of SFIC Holdings). SFIC shall not take, until after the date defined in Section 3.6(a), the action specified in Section 3.6(a) unless SFIC shall have obtained SFIC Holdings' consent or SFIC Holdings shall be deemed to have consented to such action pursuant to this Section 3.6(b).

           (c) Section 4.3 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

           "SECTION 4.3 Access to Information. During the Specified Period, SFIC shall:

           (a) permit SFIC Holdings to visit and inspect any of the properties, corporate books, and financial and other records of SFIC and its Subsidiaries, and to discuss the affairs, finances and accounts of any such corporations with the officers of SFIC and the SFIC Auditors, all at such times and as often as SFIC Holdings may reasonably request; and

           (b) promptly provide to SFIC Holdings such information and analyses and access to SFIC personnel in connection therewith as SFIC Holdings may reasonably request on behalf of any member of the KPC Affiliated Group in order to comply with the regulations of the Government of Kuwait (including, without limitation, Law Decree No. 1 of 1993) for the protection of public funds for investment under KPC's control and any other laws or regulations, including, without limitation, tax, regulatory or other filings, of any domestic, local or foreign government, agency, commission, tribunal or judicial authority thereof, to which any member of the KPC Affiliated Group is or may become subject."

           (d) Section 8.5 of the Agreement is hereby deleted in its entirety and the following substituted therefor: "Except to the extent that the laws of the Cayman Islands are mandatorily applicable hereto, this Agreement shall be governed by and construed in accordance with, the laws of the State of New York".

           SECTION 4. Consent and Waiver. Each of SFIC Holdings and KPC hereby irrevocably consents, pursuant to Section 3.1 of the Agreement and Article 18.8
(a) of the Articles of Association of SFIC, to, and irrevocably waives its right to receive, pursuant to

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

Section 3.2 of the Agreement and Article 18.8 (b) of the Articles of Association of SFIC, notice of, the execution and delivery by SFIC and its Subsidiaries of the Merger Agreement, the issuance by SFIC of the Ordinary Shares contemplated by the Merger Agreement and the performance by SFIC and its Subsidiaries of the other transactions contemplated by the Merger Agreement (including, without limitation, the incorporation of all SFIC Subsidiaries party to, or otherwise incorporated to facilitate the transactions contemplated by, the Merger Agreement and the incurrence, creation or assumption, by SFIC and its Subsidiaries, of any indebtedness or guarantee by reason of, or in connection with, the Merger).

           SECTION 5. Transaction Fees. In consideration of SFIC Holdings and KPC executing and delivering to SFIC this Consent and Amendment and in recognition of the direct and indirect expenses incurred by SFIC Holdings and KPC in connection with this Consent and Amendment and the Merger, SFIC hereby covenants and agrees to pay SFIC Holdings a fee of $10 million subject to, and promptly upon, consummation of the Merger.

            SECTION 6. Transfer of Outstanding Voting Stock. Prior to the earliest of (i) the Effective Time of the Merger (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement and (iii) the date on which the Board of Directors of SFIC (without the vote of members employed by KPC) withdraws its recommendation pursuant to Section 7.4(b) of the Merger Agreement, KPC and SFIC Holdings shall not, and shall not permit any other members of the KPC Affiliated Group to (a) subject any Outstanding Voting Stock held by any member of the KPC Affiliated Group to, or suffer to exist on any such Outstanding Voting Stock, any lien, pledge, security interest, charge or other encumbrance or restriction, other than pursuant to the Shareholder Agreement (as defined in the Merger Agreement), or (b) sell, transfer, assign, convey or otherwise dispose of any interest in or title to any of such Outstanding Voting Stock (including any such action by operation of law), other than a disposition by operation of law pursuant to the Merger.

            SECTION 7. Execution in Counterparts. This Consent and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Consent and Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Consent and Amendment.

           SECTION 8. Articles of Association. The Articles of Association attached as Exhibit 2.1 to the Merger Agreement shall be the Articles of Association of the Company upon consummation of the Merger.

           SECTION 9. Governing Law. Except to the extent that the laws of the Cayman Islands are mandatorily applicable hereto, this Consent and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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

     IN WITNESS HEREOF, the parties have caused this Consent and Amendment to be executed and delivered as of the 31st day of August 2001.

                                 SANTA FE INTERNATIONAL CORPORATION


                                 By:   /s/ C. Stedman Garber
                                    --------------------------------------------
                                    Name:  C. Stedman Garber
                                    Title: President and Chief Executive Officer


                                 SFIC HOLDINGS (CAYMAN), INC.


                                 By:   /s/ Nader H. Sultan
                                    --------------------------------------------
                                    Name:  Nader H. Sultan
                                    Title: Chairman of the Board of Directors


                                 KUWAIT PETROLEUM CORPORATION


                                 By:   /s/ Nader H. Sultan
                                    --------------------------------------------
                                    Name:  Nader H. Sultan
                                    Title: Deputy Chairman and
                                           Chief Executive Officer

                                   SCHEDULE A

                             Identified Individuals


Khaled R. Al-Haroon
Nader H. Sultan
Maha A.R. Razzuqi